Exhibit 10.89
This document was entered into in Hebrew
and has been translated into English for purposes of this filing

Agreement for Market Making in Securities

Made and entered into on July 31, 2006

Between:
Excellence Nessuah Stock Exchange Services Ltd.
From 7 Jabotinski St., Ramat Gan,
Who shall be referred to hereinafter solely for the purpose of brevity as the "Market Maker"
On the one hand

And:
Xfone, Inc.
Whose address for the sole purpose of this agreement shall be
P.O. Box 7616, Petah Tikva 49170,
Who shall be referred to hereinafter solely for the purpose of brevity as the "Corporation"
On the other hand

Whereas the Corporation has registered its securities by way of "Dual Listing" in the Tel-Aviv Stock Exchange Ltd. (hereinafter: the "Stock Exchange") pursuant to the provisions of chapter E3 of the Securities Act 1968 (hereinafter: the "Securities Act"); and

Whereas the Corporation is interested in the services of the Market Maker in order to execute market making in the securities detailed in section 4 of this agreement (hereinafter: the "Securities"), all subject to the provisions of this agreement, the provisions of the Stock Exchange bylaws (hereinafter: the "Stock Exchange Bylaws"), the Stock Exchange guidelines and the resolutions of the board of directors of the Stock Exchange (hereinafter collectively, solely for the purpose of brevity: the "Stock Exchange Guidelines") in the matter of the Marker Maker, as updated from time to time, and subject to the Securities Act and the provisions of the Securities Authority and the provisions of any other law which applies and which shall apply to the activity of the market making; and

Whereas the Market Maker represents that it is a member of the Stock Exchange (hereinafter: a "Stock Exchange Member"), and that it had received the approval of the Stock Exchange to act as a "Market Maker", and also that it is capable of carrying out its duty as a securities "Market Maker", and it hereby undertakes to perform its duty as a "Market Maker"; and

Whereas the Market Maker undertakes to act in order to receive the approval of the Stock Exchange for its activity as a "Market Maker" pursuant to the provisions of this agreement,

Therefore it is declared, stipulated and agreed between the parties as follows:

1. General
1.1	The preface to this agreement, including all representations detailed therein, is an inseparable part of this agreement.
1.2	The appendices to this agreement are an inseparable part thereof and all matters stated therein shall be deemed to be terms of this agreement.

2. Representations of the Corporation
2.1
The Corporation represents and confirms, that all the documents which are necessary pursuant to its incorporation documents and the provisions of any law for it to enter this agreement pursuant to its terms have been received, and that there is no legal or other preclusion to it entering into this agreement pursuant to its terms.

2.2
The Corporation knows that the Stock Exchange will advertise the name of the Market Maker in the Securities as well as information with respect to the actions of the Market Maker as specified in the Stock Exchange Bylaws.

2.3
The Corporation knows and it agrees that within its activity as a "Market Maker" the Market Maker shall not be entitled to receive, directly or indirectly, instruction in connection with the purchase or sale of the Securities, and in particular instructions originated in the Corporation or in a controlling person thereof, and the Corporation undertakes to guide and update its controlling persons with this provision.

3. Representations of the Market Maker
3.1
The Market Maker represents and confirms, that all the documents which are necessary pursuant to its incorporation documents and the provisions of any law for it to enter this agreement pursuant to its terms have been received, and that there is no legal or other preclusion to it entering into this agreement pursuant to its terms.

3.2
The Market Maker represents that the Stock Exchange Bylaws and the Stock Exchange Guidelines dealing with market making are well known to it, and the Market Maker represents and undertakes to act according to the Provisions of the Stock Exchange Bylaws and the Stock Exchange Guidelines, as updated from time to time.

3.3
The Market Maker represents and undertakes that it will not act as a market maker in the securities of a corporation of control thereof or of any corporation that is controlled by it or is at the ownership of a person controlling it.

3.4	The Market Maker represents that it intends to contact and that it has contacted additional corporations for the performance of market making activities in their securities.
3.5
The Market Maker knows and it agrees that the Corporation is in no way responsible for the actions of market making by the Market Maker, and that the Market Maker shall not be entitled to any indemnification from the Corporation for the Securities' market making as mentioned herein and/or due to any loss and/or damage incurred by the Market Maker as a result of its execution of this agreement and/or as a result of the market making in the Securities.

3.6
The Market Maker hereby undertakes to present the the Corporation with any report issued by the Stock Exchange with respect to its activity in accordance with the Stock Exchange Bylaws and/or the Stock Exchange Guidelines, promptly upon the issuance of the report by the Stock Exchange and its receipt by the Market Maker.

3.7
The Market Maker hereby undertakes to present the the Corporation once per quarter with a report issued by it, which will concentrate all data with respect to the activity of the Securities' market making, in a layout to be agreed upon between the Market Maker and the Corporation.

4. Classification of the Securities
The Market Maker shall act as "Market Maker" in the following securities:
4.1	Name of the stock: Xfone
4.2	Stock number: 1098169
4.3	Symbol: אקספ (XFN)

5. The Market Making
5.1
The Market Maker represents and undertakes that it will perform orders of purchase and sale of the Securities solely for the purpose of market making for its own account (hereinafter: "Nostro Account").

5.2
The Market Maker undertakes to issue, subject to the Stock Exchange Bylaws and the Stock Exchange Guidelines, during the Stock Exchange trade, sale and/or purchase orders for an amount of securities that will not fall short of the minimal amount to be determined by the Stock Exchange Bylaws and/or the Stock Exchange Guidelines in price spreads that will not exceed the maximum spread between such purchase orders and such sale orders in the Securities, all as shall be determined in the Stock Exchange Bylaws and the Stock Exchange Guidelines.

5.3
Without derogating from the generality of the aforementioned in the above section 5.2, as for this date and as long as it is not otherwise determined by the Stock Exchange, the Market Maker undertakes to act according to the resolution of the board of directors of the Stock Exchange to the extent that it relates to and is suitable for the Security the subject of this agreement mutatis mutandis. A copy of the resolution of the board of directors of the Stock Exchange (update No. 39) is attached to this agreement as an inseparable part thereof, and marked as "A" (hereinafter: "Appendix A").

5.4
Notwithstanding the aforementioned in above sections 5.2 and 5.3, the Market Maker undertakes to issue, subject to the Stock Exchange Bylaws and Stock Exchange Guidelines, during the trade on the Stock Exchange, orders for the purchase and/or sale of an amount of Securities not to be less than the higher of: (a) a minimal amount to be set in the Stock Exchange Bylaws and Stock Exchange Guidelines or (b) a total sum of NIS 15,000, in price spreads not to exceed the lower of: (a) 4% between such purchase orders and such sale orders in securities or (b) the maximum spread between such purchase orders and such sale orders in securities as shall be set in the Stock Exchange Bylaws and Stock Exchange Guidelines.

6. The Term of this Agreement
6.1
The Market Maker herby undertakes to act as a market maker in the Securities for a minimum period of time not to be shorter than one year, as set forth in the Stock Exchange Bylaws and Stock Exchange Guidelines, and consequently, the term of the agreement is hereby set between the parties for a period of one year, starting on the day on which the Market Maker receives the approval of the Stock Exchange to act according to this agreement.

6.2
It is agreed between the parties that if the Corporation is interested in continuing the contract with the Market Maker for an additional term following the end of the term of the agreement set in the above section 6.1, it shall notify the Market Maker in writing at least 30 days prior to the termination of the term of the agreement.

6.3	Notwithstanding the aforementioned in the above sections 6.1 and 6.2, this agreement shall be deemed void on the accrual of one or more of the events detailed hereinafter:
6.3.1	The delisting of the Securities from trade on the Stock Exchange.
6.3.2	The cessation of the activity of the Market Maker by the Stock Exchange for any reason.
6.3.3	The appointment of a receiver or a liquidator for the Corporation.
6.4
Notwithstanding the aforementioned in the above sections 6.1 and 6.2, it is hereby agreed that if any provisions are set in the Stock Exchange Bylaws and/or the Stock Exchange Guidelines and/or any other law, so that such provisions harm any right of the Corporation, the Corporation shall then be entitled to bring this agreement to an immediate termination.

7. Discounts on Commissions for the "Market Maker"
7.1	The Market Maker shall incur all costs of the commissions for execution of purchase and sale orders.
7.2
The Corporation knows that the Stock Exchange and/or a Stock Exchange Member may offer the Market Maker discounts on the commissions charged for the actions carried out in the market making Account or exemption of such commissions, as shall be determined by the Stock Exchange Bylaws and/or the Stock Exchange Guidelines, and subject to the discretion of the Stock Exchange Member. It is hereby agreed that any refund and discount on such commissions, should they be granted, shall belong exclusively to the Market Maker.

8. The Transaction Account
The Market Maker shall conduct all the transactions the subject matter of this agreement through a separate and special account, which shall be established by it and on its name for the activity of the Market Maker solely in connection with the Securities.

9.	Borrowing Securities for the Purpose of Conducting Activity of Market Making
It is hereby agreed among the parties to this agreement that the market making in the Securities by the Market Maker shall not be carried out by way of borrowing securities from the Corporation and/or the controlling persons in the Corporation and/or any other entity, and the Market Maker hereby undertakes that the Securities through which the market making shall be carried out as set forth in this agreement shall be exclusively out of the Market Maker's Nostro Account.

10. Consideration
10.1
In consideration for the activity of the Market Maker as detailed in this agreement the Corporation shall pay the Market Maker for every month, during which the Market Maker shall provide market making services to the Corporation, starting from the month in which this activity shall be approved by the Stock Exchange, a monthly fee payable in NIS, of a sum equal to US$1,500 plus all legally applicable value added tax (hereinafter: the "Consideration"). The Consideration shall be calculated according to the official US dollar exchange rate as published by the Bank of Israel for the day of actual payment, and shall be paid to the Market Maker on the fifth day of each calendar month in consideration of the previous month. The Corporation shall pay the Consideration into the account of the Market Maker, such details shall be provided to the Corporation in advance in writing.

10.2
The Corporation shall pay the Market Maker the Consideration payments in an orderly and timely manner and without any connection to the volume of the Market Maker's activity, so long as it complies with all provisions of the Stock Exchange Bylaws, the Stock Exchange Guidelines and this agreement.

10.3
For the avoidance of doubt it is hereby clarified that the Corporation shall not incur any payment and/or fee and/or expense etc. in connection with the market making by the Market Maker as set forth in this agreement.

11. Approvals and Reports
11.1	The agreement is subject to the approval of the Stock Exchange and shall enter into effect after receiving such approval of the Stock Exchange.
11.2
Upon the execution of this agreement and subject to the approval of its institutions, the Corporation shall deliver an immediate report if and to the extent that such report is required pursuant to the laws which apply to the Corporation.

11.3
Promptly after the execution of this agreement the Market Maker shall file with the Stock Exchange an application to act as a market maker in the Securities as set forth in the Stock Exchange Bylaws and the Stock Exchange Guidelines. The Market Maker shall transfer to the Corporation a copy of the said Stock Exchange approval upon receiving it.

12. Applicability of Provisions of Any Law
12.1
The parties hereby confirm and agree that the provisions of the Securities Act and all regulations promulgated thereunder, as well as all the provisions of any other law which applies to the Corporation shall apply to this agreement to the extent that they concern the provisions of this agreement, the execution and the performance thereof. Furthermore, the provisions of the Stock Exchange Bylaws and the Stock Exchange Guidelines, as they are in effect today and as shall be updated from time to time, shall apply to this agreement.

12.2	The law applying to this agreement shall be Israeli law, and the exclusive venue for any matter arising from and connected to this agreement shall be the court of jurisdiction in Tel Aviv.

13. Modification to the Terms of the Agreement
No modification and/or addition to the provisions of this agreement shall have effect unless it is made in writing, signed by the parties, and has received all necessary approvals pursuant to the provisions of any law. Amendments to law and/or Stock Exchange Bylaws and/or Stock Exchange Guidelines shall automatically apply to the terms and conditions of this agreement.

14. The Rights and Obligations of the Market Maker
The rights and obligations of the Market Maker pursuant to this agreement are not transferable by the Market Maker and do not inure to any third parties.

15. Confidentiality
The parties undertake to keep the details of this agreement confidential. This undertaking shall not apply with respect to information which is required to be disclosed or advertised pursuant to law or to information which is public knowledge, or has become public knowledge, not through the breach of this agreement by the disclosing party.

16. Notices
The addresses of the parties to this agreement are as specified in the preface to this agreement, or as amended by written notice to be delivered by registered mail from one party to the other. Any notice, which a party to this agreement shall send to the other party shall be deemed as if it was delivered by the end of 3 business days from its delivery, if it was delivered by registered mail; by the first business day after its transmission, if it was transmitted by facsimile; and at the time of delivery, if delivered by hand, provided that confirmation of delivery is given by the addressee.

In witness thereof:

/s/ Zion Baker	/s/ Guy Nissenson
Zion Baker	Guy Nissenson
Name Excellence Nessuah Stock Exchange Services Ltd.	Xfone, Inc.